SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report:
                                January 7, 2002

                           Corniche Group Incorporated
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


  Delaware                       0-10909                     22-2343568
-------------------         -----------------          ---------------------
(State or other              (Commission File             (IRS Employer
jurisdiction of                Number)                    Identification No.)
incorporation)

                    610 South Industrial Boulevard, Suite 220
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                               Euless, Texas 76040
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                  817-283-4250


                                 Not Applicable
--------------------------------------------------------------------------------
            (Former Address, if changed since Last Report) (Zip Code)


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Item 5. Other Events and Regulation FD Disclosure

     On January 7, 2002, Corniche Group Incorporated (the "Company") entered into a Stock Contribution Exchange Agreement and a Supplemental Disclosure Agreement (collectively referred to as the "Agreements") with Strandtek International, Inc., a Delaware corporation ("Strandtek"), certain of Strandtek's principal shareholders and certain non-shareholder loan holders of Strandtek. Strandtek is a high-tech manufacturer with proprietary technology producing melt-blown polypropylene for acoustical and thermal insulation applications. After the consummation of the transactions contemplated by the Agreements, Strandtek will become a majority owned subsidiary of the Company and the former shareholders of Strandtek will control the Company.

     Pursuant to the terms of the Agreements, the Company will acquire approximately 178,000,000 shares or approximately 98% of the common stock, $.0001 par value per share, of Strandtek from certain principal shareholders of Strandtek. Such principal shareholders will exchange their shares of Strandtek common stock for approximately 35,200,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") and approximately 626,000 shares of the Company's Series D Convertible Preferred Stock, subject to further adjustment as set forth in the Agreements. In addition, such principal shareholders and certain non-shareholder loan holders have agreed to exchange certain of their outstanding loans due from Strandtek, in the amount of $22 million in the aggregate, and the Company will issue 220,000 shares of its Series C 7% Convertible Preferred Stock. Upon the consummation of the transaction contemplated by the Agreements, the principal shareholders and the non-shareholder loan holders will own more than a majority of the outstanding shares and voting power of the Company.

     In addition, the Company advanced to Strandtek a loan of $1 million on an unsecured basis, which is personally guaranteed by certain of the principal shareholders of Strandtek.

     Although not part of the Agreements, upon the closing of the transaction, Jerome Bauman, President of Strandtek, will be appointed Chairman and Chief Executive Officer of the Company and William Buckles, Chief Financial Officer of Strandtek, will be appointed Chief Financial Officer of the Company.

     The transaction is expected to close during January 2002 and is contingent upon certain closing conditions, including, obtaining financing and a number of other financial, legal and business conditions. There can be no assurance given at this time that the financing can be satisfied on terms reasonably acceptable to the parties or that the other financial, legal and business conditions can be met or that a transaction can be consummated.

     The following summarizes the terms of the Series C 7% Convertible Preferred Stock. The Series C Preferred Stock shall rank senior to the Company's Series D Preferred Stock and Common Stock with respect to the payment of dividends and to the distribution of assets upon liquidation, dissolution or winding up. Commencing July 1, 2002, the holders of shares of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Company, cumulative dividends at the rate of 7% per annum on each share of Series C Preferred Stock, subject to appropriate adjustment. The holder of any share of Series C Preferred Stock shall have the right, at such holder's option, to convert each share of the Series C Preferred Stock into one hundred shares of the Company's Common Stock, plus additional shares for accrued and unpaid dividends, subject to certain adjustments.

     The following summarizes the terms of the Series D Preferred Stock. The Series D Preferred Stock shall rank junior to the Company's Series C 7% Convertible Preferred Stock with respect to the payment of dividends and to the distribution of assets upon liquidation, dissolution or winding up, and pari passu with the Common Stock. So long as any shares of the Series D Preferred Stock are outstanding, no dividend shall be declared or paid upon the Common Stock or upon any other stock ranking junior to, or on a parity with, the Series D Preferred Stock, unless, in the case of Common Stock, the conversion rate, which is $1.00 per share, subject to adjustment, times such dividend per share is declared or paid on each outstanding share of the Series D Preferred Stock. The holder of any share of Series D Preferred Stock shall have the right, at such holder's option, to convert each share of the Series D Preferred Stock into one hundred shares of the Company's Common Stock, subject to certain adjustments. The holders of shares of the Series C Preferred Stock and Series D Preferred Stock shall have the same voting rights as the holder of that number of shares of Common Stock into which a share of Series C or Series D Preferred Stock could be converted.

     The Company and Strandtek anticipate that the contribution and exchange of stock and cash for capital stock of the Company shall constitute a nontaxable transfer of property and the transaction is contingent upon Strandtek receiving a tax opinion to that effect.

     The securities being exchanged in the transaction have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States without the effectiveness of a resale registration statement or an applicable exemption from the registration requirements. The principal shareholders and the non-shareholder loan holders shall be entitled to demand registration rights for the Common Stock issued to them and the Common Stock issuable upon the conversion of the Series C and Series D Preferred Stock.

This contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent management's judgment regarding future events including the closing of the transaction. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements due to a number of factors. These factors include the risks detailed in the Company's reports filed with the Securities and Exchange Commission. Corniche undertakes no obligation to update or revise the information contained in this release whether as a result of new information, future events or circumstances or otherwise.

Item 7.  Financial Statements and Exhibits.

         Exhibit 99.1:  Press Release

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CORNICHE GROUP INCORPORATED


                                         By: /s/James Fyfe
                                             Name: James Fyfe
                                             Title: Chairman


Dated:  January 11, 2002

Exhibit 99.1:  Press Release

For Immediate Release

Corniche Group Incorporated  Announces  Acquisition of StrandTek  International,
Inc.

EULESS,  Texas, Jan. 8 /PRNewswire/ -- Corniche Group Incorporated (OTC Bulletin
Board: CNGI - news; the "Company") today announced that it has entered into an agreement to acquire StrandTek International, Inc., a Delaware corporation ("StrandTek"). StrandTek is a high-tech manufacturer with proprietary technology producing melt-blown polypropylene for acoustical and thermal insulation applications. After the consummation of the transaction StrandTek will become a majority owned subsidiary of the Company, and the former shareholders of StrandTek will control the Company.

About StrandTek International, Inc.

StrandTek produces on a commercial scale, through a patented process, a lofted thermal insulation wadding material as a replacement for cotton shoddy and fibreglass used for acoustical and insulation applications. StrandTek believes that its material is technically superior to existing materials, 100% recyclable, lighter, easier to use and handle in commercial applications and provides significant cost savings over cotton shoddy and fibreglass for engineered parts.

The main applications for the material are in the automotive, appliance, home and office building markets. StrandTek has achieved acceptance for its product with a number of Fortune 100 companies, who are already switching from traditional materials to the StrandTek product. Following extensive evaluation and testing by several potential major customers StrandTek now supplies companies such as GE, Maytag and Daimler Chrysler. Additionally, GM has approved a specification for the StrandTek product and the company is in discussions with several other major OEM's within these industries. Given the global nature of the industries and companies StrandTek is supplying, management are also actively evaluating the potential for a European plant to meet demand of possible customers in their European manufacturing facilities.

StrandTek currently has a plant in excess of 200,000 sq ft based in Chicago, with four manufacturing lines and two die-cutting lines and is in the process of building one new line. Plans are well in hand for additional lines to meet the anticipated increase in demand for its product.

About the Deal

The Company is acquiring StrandTek pursuant to a Stock Contribution Exchange Agreement with StrandTek, certain of StrandTek's principal shareholders and certain non-shareholder loan holders of StrandTek. Under the terms of the Agreement, the Company will acquire approximately 98% of the common stock of StrandTek from the principal shareholders of StrandTek and the balance of approximately 2% in due course. The principal shareholders of StrandTek will exchange their shares of StrandTek common stock for approximately 35,200,000 shares of the Company's common stock and 625,920 shares of the Company's Series D Convertible Preferred Stock, subject to adjustment as set forth in the Agreement. In addition, the principal shareholders and certain non-shareholder loan holders have agreed to exchange their outstanding loans due from StrandTek, in the amount of $22 million in the aggregate, for 220,000 shares of the Company's Series C 7% Convertible Preferred Stock, with an effective conversion price of $1.00 per share of the Company's common stock. As a result of the foregoing, the former shareholders of StrandTek and certain non-shareholder loan holders of StrandTek that are a party to this transaction will own more than a majority of the outstanding shares and voting power of the Company upon consummation of the transaction. Prior to closing, the Company will advance to StrandTek a loan of $1 million on an unsecured basis, which will be personally guaranteed by certain of the principal shareholders of StrandTek.

The transaction is expected to close during January 2002 and is contingent upon certain closing conditions, including, obtaining financing and a number of other financial, legal and business conditions. There can be no assurance given at this time that the financing can be satisfied on terms reasonably acceptable to the parties or that the other financial, legal and business conditions can be met or that a transaction can be consummated.

Each share of the Series C 7% Convertible Preferred Stock is convertible into one hundred shares of the Company's Common Stock, plus additional shares for accrued and unpaid dividends, subject to certain adjustments. The holders of shares of Series C Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Company, cumulative dividends at the rate of 7.0% per annum.

The Series D Preferred Stock ranks junior to the Company's Series C 7% Convertible Preferred Stock with respect to the payment of dividends and to the distribution of assets upon liquidation and pari passu with the Company's common stock. Each share of the Series D Preferred Stock is convertible into one hundred shares of the Company's common stock, subject to certain adjustments. The holders of shares of the Series C Preferred Stock and Series D Preferred Stock have the same voting rights as the holder of that number of shares of the Company's common stock into which they can be converted.

Upon closing of the transaction Jerome Bauman, President of StrandTek will be appointed Chairman and CEO of the Company and William Buckles CFO of StrandTek will be appointed CFO.

The securities being exchanged in the transaction have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States without the effectiveness of a resale registration statement or an applicable exemption from the registration requirements.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

To the extent that this news release makes statements about the future, such statements are forward looking and subject to a number of risks and uncertainties, including, but not limited to, the impact of competitive products, product demand and market acceptance risks, reliance on key strategic alliances, fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for the current fiscal year and beyond to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company.